EXHIBIT 99.1
                                  PRESS RELEASE
================================================================================

                               UNIONBANCORP, INC.
                                OTTAWA, ILLINOIS

                              FOR IMMEDIATE RELEASE

           UNIONBANCORP, INC. ANNOUNCES RESIGNATION OF CHAIRMAN & CEO
           ----------------------------------------------------------

         (OTTAWA, ILLINOIS, FEBRUARY 8, 2000) UnionBancorp,  Inc. (NASDAQ SYMBOL
UBCD), Ottawa, Illinois, announced today that R. Scott Grigsby resigned as Chairman of the Board and Chief Executive Officer of the Company, effective immediately. Mr. Grigsby also resigned all other directorships, offices and positions he held with the Company's subsidiaries.

         Mr. Richard Berry, one of the Board's senior outside directors said, "The day-to-day affairs of the Company will be directed by its President, Mr. Charles J. Grako, and senior-level management. They will in turn work closely with the Board's executive committee. Mr. Berry said, "We are confident that the management team will work together well to achieve increased profitability and operating efficiencies while still looking for opportunities to expand the Company's products, services and locations."

         Mr. Grako said, "On behalf of everyone in the Company, including the Board, we thank Scott for over seventeen years of service to UnionBancorp. Together with senior management and the Board of Directors, we will focus on the Company's enormous strengths. We have a healthy core business, excellent customer relations, and talented and experienced management who are committed to the Company achieving its earnings and other objectives."

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         UNIONBANCORP,  INC. IS A REGIONAL  FINANCIAL  SERVICES COMPANY BASED IN
OTTAWA, ILLINOIS. UNIONBANCORP DEVOTES SPECIAL ATTENTION TO PERSONAL SERVICE AND OFFERS THE LOCAL APPEAL OF A COMMUNITY BANK AT EACH OF ITS LOCATIONS. THE COMPANY'S MARKET AREA EXTENDS FROM THE FAR WESTERN SUBURBS OF THE CHICAGO METROPOLITAN AREA ACROSS CENTRAL AND NORTHERN ILLINOIS TO THE MISSISSIPPI RIVER IN WESTERN ILLINOIS.

         THIS RELEASE MAY CONTAIN "FORWARD-LOOKING" STATEMENTS. FORWARD-LOOKING STATEMENTS ARE IDENTIFIABLE BY THE INCLUSION OF SUCH QUALIFICATIONS AS "EXPECTS", "INTENDS", "BELIEVES", "MAY", "LIKELY" OR OTHER INDICATIONS THAT THE PARTICULAR STATEMENTS ARE NOT BASED UPON FACTS BUT ARE RATHER BASED UPON THE COMPANY'S BELIEFS AS OF THE DATE OF THE RELEASE. ACTUAL EVENTS AND RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE DESCRIBED IN SUCH FORWARD-LOOKING STATEMENTS.

CONTACT: Charles J. Grako
         President & Chief Financial Officer
         UnionBancorp, Inc.
         Ph. (815) 433-7030
         Ph. (800) 352-8223
         Fax (815) 434-3160

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